Exhibit 5.01


                                                         August 2, 2002




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

         SCANA Corporation (the "Company") has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of a proposed public offering of up to 6,000,000 shares of the Company's Common Stock, without par value (the "Stock"), to which Registration Statement this opinion is included as an Exhibit.

         I am familiar with the preparation of the aforesaid Registration Statement and the Prospectus forming a part thereof and am familiar with the proceedings of the Company in connection with the proposed issuance and sale of the Stock. I have also made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

         Based on the foregoing, I hereby advise you that it is my opinion that, with respect to the Stock, when (a) the aforesaid Registration Statement, as it may be amended, becomes effective; (b) the Company's Board of Directors or the particular officers authorized thereby have determined the initial public price for and the underwriting discount with respect to the issuance and sale of the Stock; and (c) the Stock has been duly executed, registered and delivered to the purchaser or the purchasers thereof against receipt of the purchase price therefor, the Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable.

         I hereby consent to filing this opinion with the aforesaid Registration Statement and to the use of my name under the caption "Legal Opinions" in the aforesaid Prospectus and Registration Statement.

                                      Very truly yours,



                                      s/H. Thomas Arthur
                                      H. Thomas Arthur
                                      Senior Vice President, General Counsel
                                      and Assistant Secretary